                                                                    Exhibit 10.7


                     SILVER STAR FOODS, INC. BROKER CONTRACT

AGREEMENT between SILVER STAR FOODS, INC. located at P.O. 340487, Brooklyn, New York 11234 hereinafter referred to as SILVER STAR and DOUGLAS FOOD BROKERS INC. located at 140 WEST ETHEL ROAD, PISCATAWAY, NEW JERSEY 08854 hereinafter referred to as DOUGLAS.

WHEREAS SILVER STAR is a manufacturer of various RAVIOLI PRODUCTS and DOUGLAS is independently engaged in the business of food brokerage and manufacturers sales representatives.

THEREFORE, IT IS AGREED, SILVER STAR appoints DOUGLAS its representative to all retail customers and distributors, in the New York metropolitan retail market. For the period of one (1) month beginning November 1, 1997 and DOUGLAS accepts such appointment upon the following terms:

1. DOUGLAS shall give its efforts to sell the above mentioned merchandise of SILVER STAR and the latter shall make timely and satisfactory deliveries in all areas in proportion to the quantity and amount of orders submitted.
2. All inquiries from the territory and outlets described above regarding the goods mentioned shall be turned over by SILVER STAR without delay to DOUGLAS.
3. The appointment of DOUGLAS is strictly as an independent contractor, and no partnership, joint venture, master and servant, or other relationship is intended or shall be created, and SILVER STAR shall not control or interfere in any respect with the employment or conduct of any and all persons hired or employed by DOUGLAS or in any way associated with it.
4. SILVER STAR shall pay DOUGLAS on all orders beginning November 1, 1997. A commission of 3% of the net amount received from the customer will be paid to DOUGLAS on all SILVER STAR branded products. Commission shall be paid by the fifteenth (15) days of the following month on paid invoices.
5. This agreement shall be automatically renewed and continued for a further term of one (1) month from the date herein fixed as the expiration of this agreement, unless notice contrary is given by either party to the other at least 30 days prior to the expiration of any renewal period.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals this 29th day of October, 1997.

SILVER STAR                                       DOUGLAS SALES

BY: /s/ Michael Trotta                            BY: /s/ Kenneth Atkinson
TITLE: President                                  TITLE: Vice President

DATE: 10/29/97                                    DATE: 12/01/97

* The extra one (1%) percent is a consultant fee and can be adjusted at any time. /s/ MT